UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2012

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 14, 2012, Depomed, Inc. (the “Company”) received a Paragraph IV Certification Notice in accordance with 21 U.S.C. §355(j)(2)(B) from Watson Laboratories, Inc. — Florida (“WLF”) advising the Company of the filing by WLF of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of GraliseTM (gabapentin), 300 mg and 600 mg tablets.

WLF’s certification notice sets forth allegations that U.S. Patent Nos. 6,340,475; 6,488,962; 6,635,280; 6,723,340; 7,731,989; and 7,438,927, each of which is listed in the Patent and Exclusivity Information Addendum of the FDA’s publication titled Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), are invalid, unenforceable and/or will not be infringed by WLF’s commercial manufacture, use or sale of the drug products described in WLF’s ANDA.

U.S. Patent No. 6,340,475 will expire in 2016, U.S. Patent No. 6,488,962 will expire in 2020, U.S. Patent No. 6,635,280 will expire in 2016, U.S. Patent No. 6,723,340 will expire in 2021, U.S. Patent No. 7,731,989 will expire in 2022, and U.S. Patent No 7,438,927 will expire in 2024.

The Company is evaluating the Paragraph IV Certification Notice received from WLF.  The Company has 45 days to commence a patent infringement lawsuit against WLF that would automatically stay, or bar, the FDA from approving WLF’s ANDA for 30 months or until a district court decision that is adverse to the Company, whichever is earlier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: February 17, 2012	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel